UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2012

UNITED TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Financial Plaza

Hartford, Connecticut 06103

(Address of principal executive offices) (Zip Code)

(860) 728-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 1, 2012, United Technologies Corporation (the “Company”) issued $1.0 billion aggregate principal amount of 1.200% Notes due 2015, $1.5 billion aggregate principal amount of 1.800% Notes due 2017, $2.3 billion aggregate principal amount of 3.100% Notes due 2022, $3.5 billion aggregate principal amount of 4.500% Notes due 2042, $1.0 billion aggregate principal amount of Floating Rate Notes due 2013, and $0.5 billion aggregate principal amount of Floating Rate Notes due 2015 (collectively, the “Notes”).

The Notes were registered under the Securities Act of 1933, as amended (the “Act”), pursuant to the Company’s Registration Statement on Form S-3, as amended pursuant to the Post-Effective Amendment No. 1 to Form S-3 (File No. 333-167771) (the “Registration Statement”) filed on April 27, 2012. On May 25, 2012, the Company filed with the Securities and Exchange Commission a Prospectus Supplement dated May 24, 2012 (the “Prospectus Supplement”) containing the final terms of the Notes pursuant to Rule 424(b)(2) of the Act.

In connection with such offerings, the Company entered into an Underwriting Agreement, dated May 24, 2012, with Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in the Pricing Agreement, dated May 24, 2012, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I thereto, a form of which is included as Exhibit 1 to the Registration Statement. The Notes were issued under the Amended and Restated Indenture dated as of May 1, 2001, between the Company and The Bank of New York Mellon Trust Company, N.A. The Indenture and a form of the Notes are included as Exhibits 4(a) and 4(b) to the Registration Statement.

The Company expects to use the net proceeds of the Notes primarily to partially fund the cash consideration of its previously announced acquisition of Goodrich Corporation (the “Acquisition”) which is subject to customary conditions, including regulatory consents and approvals. The remainder of the net proceeds from the Notes, if any, will be used for general corporate purposes. If the Company does not complete the Acquisition on or prior to March 25, 2013, or if the Merger Agreement (as defined in the Prospectus Supplement) is terminated prior to that date, the Company must redeem all of the Notes on the earlier to occur of (1) March 29, 2013, if the Acquisition has not been completed on or prior to March 25, 2013, or (2) the 15th day (or if such day is not a business day, the first business day thereafter) following the termination of the Merger Agreement prior to March 25, 2013 (the “Mandatory Redemption Date”), at a redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the Mandatory Redemption Date.

Following the issuance of the Notes, the Company plans to reduce the available commitments under the Company’s $15.0 billion bridge loan facility, which is available for the Company to pay a portion of the cash consideration for the Acquisition, by approximately $9.7 billion.

For the relevant terms and conditions of the Underwriting Agreement and the Notes, please refer to the Prospectus Supplement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 5.1	Opinion of Wachtell, Lipton, Rosen & Katz, dated June 1, 2012

Exhibit 23.1	Consent of Wachtell, Lipton, Rosen & Katz, dated June 1, 2012 (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2012

UNITED TECHNOLOGIES CORPORATION

By:	/s/ An-Ping Hsieh
Name:	An-Ping Hsieh
Title:	Vice President, Secretary and Associate General Counsel